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                                                                     EXHIBIT 5.1

                                                                    July 1, 1997

VALASSIS COMMUNICATIONS, INC.
19975 Victor Parkway
Livonia, Michigan 48152

Ladies and Gentlemen:

     We have acted as your special counsel in connection with the Registration Statement on Form S-3 (the 'Registration Statement'), relating to the registration pursuant to Rule 462(b) under the Securities Act of 1933, as amended, of 5,223,800 shares of the common stock, par value $.01 per share (the 'Shares') to be sold by Conpress International (Netherlands Antilles) N.V., a Netherlands Antilles limited liability company of Valassis Communications, Inc., a Delaware corporation (the 'Company').

     For the purposes of this opinion, we have examined the Registration Statement and have also examined and relied upon the representations and warranties as to factual matters contained in such documents and upon originals or copies of such corporate records and other documents and have reviewed such questions of law as we considered necessary or appropriate for the purposes of this opinion.

     Members of this firm are admitted to the Bar of the State of New York and we express no opinion as to the laws of any other jurisdiction except for the General Corporation Law of the State of Delaware.

     Based on such examination and review, we are of the opinion that the Shares are duly and validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption 'Legal Matters' in the Prospectus incorporated therein by reference. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,
                                          MCDERMOTT, WILL & EMERY


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